Tauriga Sciences Inc. Appoints Hingge Hsu, M.D., M.B.A. to its Board of Directors

Los Angeles, CA -- (January 20, 2014) Tauriga Sciences, Inc. (OTCQB: TAUG) or (“Tauriga” or “the Company”), a diversified life sciences company with interests in the natural wellness sector and in developing a proprietary synthetic biology platform technology, announced the appointment of Hingge Hsu, M.D., M.B.A. to its Board of Directors. Dr. Hingge Hsu was recently a Partner at Fidelity Biosciences and was on the core healthcare investment team for Fidelity Growth Partners Asia. He was previously a Managing Director at Lehman Brothers in their Private Equity Group, responsible for their principal investment activities in the private and public sectors of the healthcare industry. Dr. Hsu has structured and led numerous transactions in the life science sector, and he has been instrumental in building and growing his portfolio companies. In addition, Dr. Hsu has held operating positions at Chiron Corporation and Gensia, Inc. in the areas of business development and strategic planning. Dr. Hsu strengthens the Tauriga Board of Directors with his venture capital and investment banking experience, technical and industry knowledge, and an extensive network in both the U.S. and Asia. Moreover, he has personally invested in Tauriga Sciences based on his confidence in their strategic plan.

Tauriga’s Chairman and CEO Dr. Stella M. Sung stated, “I am pleased to have Dr. Hingge Hsu join our Board of Directors at this pivotal time, as we begin to generate revenues from our newly launched natural wellness business and grow our company on a global level. Tauriga has recently expanded its investor base to Asia, and we have developed relationships with iFlow, Dragoon Capital and other Asian companies. Dr. Hsu’s transactional and business development expertise and his understanding of Asian markets will be invaluable to Tauriga. His proven ability to commercialize new technologies and create new market opportunities are applicable to both of Tauriga’s key businesses: Pilus Energy’s synthetic biology approach to ‘wastewater to value’ and Tauriga’s natural wellness product line consisting of dietary supplements and of creams and soft gels using CBD oil extracted from industrial hemp.”

Dr. Hingge Hsu commented, “I look forward to using my strategic and transactional experience to help Tauriga grow its business opportunities and geographical reach. I have evaluated the new Tauriga supplements now available on www.taurigastore.com, and I personally believe they address important health needs and can promote wellness and improve overall quality of life. I have enjoyed working with Dr. Sung in the past and look forward to assisting her and the entire Tauriga management team and Board of Directors in building a valuable company based on strong fundamentals.”

Prior to his positions at Fidelity and Lehman, Dr. Hsu was a Partner at Schroder Ventures Life Sciences from 1998 to 2001 and directed their US investment activities in the life sciences and therapeutics sectors. He received an MD degree from Yale University School of Medicine and was trained in internal medicine at Brigham and Women’s Hospital and Harvard Medical School. Dr. Hsu also received an MBA degree from Harvard Business School. Dr. Hsu previously has served on a number of Board of Directors, including most recently that of NextWave Pharmaceuticals and Fluidnet (now known as Ivenix).

About Tauriga Sciences, Inc.:

Tauriga Sciences, Inc. (TAUG) is a diversified life sciences company focused on generating profitable revenues in the natural wellness sector and in developing a proprietary synthetic biology platform technology. The mission of the Company is to acquire and build a diversified portfolio of cutting edge technology assets that is capital efficient and of significant value to the shareholders. The Company’s business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. Please visit the Company’s corporate website at www.tauriga.com.

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

Contact:

Tauriga Sciences, Inc.:
Dr. Stella M. Sung,
Chairman and Chief Executive Officer
Tauriga Sciences, Inc.
www.tauriga.com
San Diego: + 1-858-353-5749
Montreal: + 1-514-840-3697
Email: ssung@tauriga.com